Exhibit 4.1

MALARA BROADCAST GROUP INC.
FIRST AMENDMENT
TO CREDIT AGREEMENT

AND CONSENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is dated as of March 9, 2006 by and among MALARA BROADCAST GROUP INC., a Delaware corporation (“Parent”), MALARA BROADCAST GROUP OF DULUTH LLC, a Delaware limited liability company (“KDLH(TV)”), MALARA BROADCAST GROUP OF DULUTH LICENSEE LLC, a Delaware limited liability company (“Duluth Licensee”), MALARA BROADCAST GROUP OF FORT WAYNE LLC, a Delaware limited liability company (“WPTA(TV)”), MALARA BROADCAST GROUP OF FORT WAYNE LICENSEE LLC, a Delaware limited liability company (“Fort Wayne Licensee”; KDLH(TV), Duluth Licensee, WPTA(TV) and Fort Wayne Licensee each being referred to herein as a “Borrower” and collectively as “Borrowers”), the financial institutions listed on the signature pages hereof (collectively, the “Lenders”) and D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as administrative agent for the Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of March 8, 2005 (the “Credit Agreement”), by and among Parent, Borrowers, the financial institutions listed therein as Lenders, the agents named therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrowers, Administrative Agent and Lenders desire to amend the Credit Agreement (i) to change the amount of permitted Capital Expenditures for fiscal years 2005 and 2006; (ii) to change the requirements for the Borrowers to maintain Capital Expenditure Reserves and (iii) to make certain other amendments as provided herein;

WHEREAS, Administrative Agent and Lenders are willing to consent to the execution of an Equipment Lease and Tower Site License Agreement for the Duluth Borrower as provided herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Section 1.1:  Certain Defined Terms

The definition of Capital Expenditure Reserves appearing in Section 1.1 is hereby amended by deleting the text of such definition in its entirety and substituting the following therefor:

“Capital Expenditure Reserves” means, for each month, cash reserved in such month for Consolidated Capital Expenditures in an aggregate amount equal to the pro rata portion of the sum of:  (i) the amount permitted for Consolidated Capital Expenditures for the applicable Fiscal Year pursuant to subsection 6.8 (without giving effect to any Carryover Amount permitted thereunder) less (ii) Consolidated Capital Expenditures to date for the applicable Fiscal Year (without giving effect to the expenditure of any Carryover Amount permitted under subsection 6.8).”

1.2                               Amendments to Section 2.5: Use of Proceeds

Subsection 2.5B of the Credit Agreement is hereby amended by adding the following phrase to the end thereof:  “, but only in each case to the extent permitted under the Indenture”.

1.3                               Amendments to Section 5.12:  Capital Expenditure Reserve

Subsection 5.12 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

“From and after the Closing Date, Parent and its Subsidiaries shall establish in each calendar month Capital Expenditure Reserves in accordance with the definition thereof, and such Capital Expenditure Reserves shall be held or received and held by the Borrowers pursuant to subsection 5.4(c)(ii)A at all times in Deposit Accounts that are subject to Control Agreements in favor of Administrative Agent and shall not be applied to any purpose other than expenditures that would be included in conformity with GAAP as additions to property, plant or equipment or comparable items in the financial statements of Parent and its Subsidiaries; provided that Capital Expenditure Reserves established with respect to any Fiscal Year remaining as of July 1 of the immediately following Fiscal Year may, as of such July 1 date, at the election of Parent (i) be released from the Capital Expenditure Reserves and constitute Consolidated Excess Free Cash Flow for the month of July of such Fiscal Year for purposes of determining the amount of Borrowers’ monthly installment pursuant to subsection 2.4A(i), (ii) remain as Capital Expenditure Reserves and be applied to the Capital Expenditure Reserves requirement for the Fiscal Year in which such July 1 date occurs, reducing the amount of cash required to be added to Capital Expenditure Reserves for such Fiscal Year beginning with the month of July of such Fiscal Year, or (iii) be allocated between the uses described in clauses (i) and (ii) of this proviso at the discretion of Parent. All Consolidated Capital Expenditures permitted to be made pursuant to the terms of this Agreement shall be paid first from accumulated Capital Expenditure Reserves, to the full extent thereof, and then may be paid from Cash of the Parent or its Subsidiaries.”

1.4                               Amendments to Section 6.8:  Consolidated Capital Expenditures

Subsection 6.8 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and substituting the following therefor:

“Fiscal Year	Maximum Consolidated Capital Expenditures
2005	$1,700,000

2006	$ 500,000

2007	$ 500,000

2008	$ 500,000

2009	$ 500,000	”

Section 2.                                          CONSENT

At the request of Parent and Borrowers, the undersigned Lenders, constituting all of the Lenders under the Credit Agreement, hereby consent to and waive compliance with the provisions of subsections 6.1 and 6.9 of the Credit Agreement to the extent, and only to the extent, necessary to permit the Duluth Borrower to enter into and perform its obligations under an Equipment Lease and Tower Site License Agreement (the “Equipment Lease Agreement”) with KBJR, Inc., a Delaware corporation; provided that (i) the Equipment Lease Agreement entered into by the Duluth Borrower shall contain the terms and conditions set forth in, and shall be substantially in the form of, the Equipment Lease Agreement presented to the Lenders on August 15, 2005, with only such changes thereto as are not material and are approved by Administrative Agent and (ii) the transactions contemplated by the Equipment Lease Agreement are permitted under the Indenture. Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the consent and waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsections 6.1 and 6.9 of the Credit Agreement in the manner and to the extent described in this paragraph, and nothing herein shall be deemed to (a) constitute a waiver of compliance by Parent or any Borrower with respect to (i) subsection 6.9 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Equipment Lease Agreement or otherwise) or (b) prejudice any right or remedy that Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Section 3.                                          CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.    On or before the First Amendment Effective Date, Borrowers shall deliver to Administrative Agent:

1.             copies of this Amendment, executed by Parent and each Borrower; and

2.               signature and incumbency certificates of the officers executing this Amendment.

B.    On or before the First Amendment Effective Date, Administrative Agent and Requisite Lenders shall have executed this Amendment.

C.    On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request, and Administrative Agent shall have confirmed to Parent satisfaction of this Section 3.C.

Section 4.                                          REPRESENTATIONS AND WARRANTIES OF PARENT AND BORROWERS

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Parent and each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.    Corporate Power and Authority. Each of Parent and each Borrower have all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its respective obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.    Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of Parent and each Borrower.

C.    No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Organizational Documents of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party, except pursuant to the Loan Documents, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party.

D.    Governmental Consents. The execution and delivery by Parent and each Borrower of this Amendment and the performance by Parent and each Borrower of the Amended Agreement do not and will not require any Governmental Authorization.

E.     Binding Obligation. This Amendment has been duly executed and delivered by Parent and each Borrower and this Amendment and the Amended Agreement are the legally valid and binding obligations of Parent and each Borrower, enforceable against Parent and each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.     Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5.                                          ACKNOWLEDGEMENT AND CONSENT

Each Borrower is a party to certain Collateral Documents pursuant to which such Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Parent is party to the Credit Agreement and certain Collateral Documents pursuant to which, among other things, Parent has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations under the Credit Agreement. The Credit Agreement and Collateral Documents referred to above are collectively referred to herein as the “Credit Support Documents”.

Each of Parent and each Borrower hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each of Parent and each Borrower hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guaranteed Obligations” and “Secured Obligations,” or other similar terms, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including, without limitation, the payment and performance of all such “Obligations,” “Guaranteed Obligations” or “Secured Obligations,” or similar terms, as the case may be, in respect of the Obligations of each Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes.

Each of Parent and each Borrower acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each of Parent and each Borrower represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 6.                                          MISCELLANEOUS

A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.    Fees and Expenses. Borrowers acknowledge that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

C.    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of

Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Parent, each Borrower, each Credit Support Party, Administrative Agent and Lenders constituting Requisite Lenders and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT:

MALARA BROADCAST GROUP INC.

By:	/s/ Anthony C. Malara
Name: Anthony C. Malara
Title: President

BORROWERS:

MALARA BROADCAST GROUP OF
DULUTH LLC

By:	/s/ Anthony C. Malara
Name: Anthony C. Malara
Title: President

MALARA BROADCAST GROUP OF
DULUTH LICENSEE LLC

By:	/s/ Anthony C. Malara
Name: Anthony C. Malara
Title: President

MALARA BROADCAST GROUP OF FORT
WAYNE LLC

By:	/s/ Anthony C. Malara
Name: Anthony C. Malara
Title: President

MALARA BROADCAST GROUP OF FORT
WAYNE LICENSEE LLC

By:	/s/ Anthony C. Malara
Name: Anthony C. Malara
Title: President

ADMINISTRATIVE AGENT:

D.B. ZWIRN SPECIAL OPPORTUNITIES
FUND, L.P.,
as Administrative Agent

By:	/s/ Perry A. Gruss
Name: Perry A. Gruss
Title: Authorized Signatory

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LENDERS:

BERNARD NATIONAL LOAN
INVESTORS, LTD.,
a company organized under the laws
of the Cayman Islands,
as a Lender

By:	/s/ Perry A. Gruss
Name: Perry A. Gruss
Title: Authorized Signatory

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